Exhibit 99.1

TeraWulf Purchases 15,000 S19 XP Pro Miners from Bitmain

TeraWulf’s Largest Order of Next-Generation Bitcoin Mining Machines

TeraWulf Expects to Begin Mining Operations During First Quarter of 2022

EASTON, Maryland – December 21, 2021 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf"), which was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States, today announced that it has entered into an agreement to purchase 15,000 S19 XP pro bitcoin mining machines from Bitmain Technologies Limited (“Bitmain”).

The agreement with Bitmain provides for a monthly allotment of 2,500 units to be delivered from July to December 2022. This is TeraWulf’s second order of the S19 XP pro bitcoin mining machines from Bitmain. As previously announced, TeraWulf expects to have 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf’s Lake Mariner facility is expected to begin mining operations during the first quarter of 2022.

“The expected deployment of these miners in 2022 is further indication of TeraWulf’s continued momentum, and the announcement of this important order comes in a month in which TeraWulf raised approximately $200 million in debt and equity financing from a group of leading institutional and individual investors, closed on its business combination with IKONICS and began trading as a public company on the NASDAQ exchange,” said Paul Prager, Chief Executive Officer and chair of the board of TeraWulf. “This purchase from Bitmain, which is TeraWulf’s largest order of the next-generation bitcoin mining machines, signifies our close relationship with Bitmain and our ability to procure significant quantities of miners as we grow our operating capacity. As we prepare to begin mining operations during the next quarter, we remain focused on our mission of generating environmentally sustainable bitcoin at industrial scale with 100% zero-carbon energy and adhering to leading ESG practices.”

A Current Report on Form 8-K containing more detailed information regarding the agreement with Bitmain will be filed by TeraWulf with the Securities and Exchange Commission.

About TeraWulf

TeraWulf was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy.

For more information on TeraWulf, please visit www.TeraWulf.com or follow @TeraWulfInc on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of data mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; and (11) the ability to recognize the anticipated objectives and benefits of the business combination. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation.

Contacts

TeraWulf Inc.
Michael Freitag / Joseph Sala / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449